Exhibit 99.1

Cirrus Logic Reports December Quarter Revenue Up 15 Percent Sequentially to $218.9 Million

Completes Acquisition of Leading Voice-Based Technology Supplier Acoustic Technologies

AUSTIN, Texas--(BUSINESS WIRE)--January 28, 2014--Cirrus Logic, Inc. (Nasdaq: CRUS), a leader in high-precision analog and digital signal processing components, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter fiscal year 2014, which ended Dec. 28, as well as the company’s current business outlook.

“We delivered strong revenue, operating profit and EPS results for the third quarter,” said Jason Rhode, president and chief executive officer. “While our business is typically driven by product cycles that weight our revenue more heavily towards the September and December quarters, we expect to exceed our operating profit goal of 20 percent in FY14 and we remain committed to this long-term target. We are extremely excited to be taping out a wave of new products in advanced geometries this year as we look to capitalize on strategic opportunities in audio with new and existing customers, especially the growing trend of voice as a powerful interface to a wide variety of devices. We anticipate these products will contribute to future revenue growth as early as calendar year 2015.”

Reported Financial Results – Third Quarter FY14

  Revenue of $218.9 million;
  Gross margin of 47.4 percent;
  GAAP operating expenses of $51 million and non-GAAP operating expenses of $45 million; and
  GAAP diluted earnings per share of $0.63 and non-GAAP diluted earnings per share of $0.89.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY14

  Revenue is expected to range between $130 million and $150 million;
  Gross margin is expected to be between 47 percent and 49 percent; and
  Combined R&D and SG&A expenses are expected to range between $51 million and $55 million, which includes approximately $6 million in share-based compensation and amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 27210276).

Cirrus Logic, Inc.

Cirrus Logic develops high-precision, analog and mixed-signal integrated circuits for a broad range of innovative customers. Building on its diverse analog and signal-processing patent portfolio, Cirrus Logic delivers highly optimized products for a variety of audio and energy-related applications. The company operates from headquarters in Austin, Texas, with offices in Phoenix, Ariz., Europe, Japan and Asia. More information about Cirrus Logic is available at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including operating expenses, net income, operating profit and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including our estimates of fourth quarter fiscal year 2014 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2014, as well as customer cancellations of orders, or the failure to place orders consistent with forecasts; and the risk factors listed in our Form 10-K for the year ended March 30, 2013, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are trademarks of Cirrus Logic, Inc.

Summary financial data follows:

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended

	Dec. 28,	Sep. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2013	2013	2012	2013	2012
	Q3'14	Q2'14	Q3'13	Q3'14	Q3'13
Audio products	$206,388	$179,912	$300,010	$529,966	$558,671
Energy products	12,495	10,759	10,123	34,713	44,242
Net revenue	218,883	190,671	310,133	564,679	602,913
Cost of sales	115,034	91,223	152,083	281,884	291,336
Gross Profit	103,849	99,448	158,050	282,795	311,577
Gross Margin	47.4%	52.2%	51.0%	50.1%	51.7%

Research and development	32,426	29,722	29,608	90,678	83,986
Selling, general and administrative	18,625	19,215	19,021	57,038	57,274
Restructuring and other costs	12	(154)	3,539	(572)	3,539
Gain on sale of asset	-	-	(247)	-	(247)
Patent settlements, net	-	-	-	695	-
Total operating expenses	51,063	48,783	51,921	147,839	144,552

Operating income	52,786	50,665	106,129	134,956	167,025

Interest income, net	222	201	76	581	334
Other income (expense), net	(45)	(38)	(31)	(100)	(94)
Income before income taxes	52,963	50,828	106,174	135,437	167,265
Provision (benefit) for income taxes	11,463	17,461	38,312	39,928	57,027
Net income	$41,500	$33,367	$67,862	$95,509	$110,238

Basic earnings per share:	$0.66	$0.53	$1.04	$1.51	$1.70
Diluted earnings per share:	$0.63	$0.50	$0.99	$1.45	$1.60

Weighted average number of shares:
Basic	62,854	63,217	65,055	63,170	64,859
Diluted	65,368	66,125	68,866	65,894	68,946

Prepared in accordance with Generally Accepted Accounting Principles

CIRRUS LOGIC, INC.
RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data)
(not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

	Three Months Ended			Nine Months Ended

	Dec. 28,	Sep. 28,	Dec. 29,	Dec. 28,	Dec. 29,
	2013	2013	2012	2013	2012
Net Income Reconciliation	Q3'14	Q2'14	Q3'13	Q3'14	Q3'13
GAAP Net Income	$41,500	$33,367	$67,862	$95,509	$110,238
Amortization of acquisition intangibles	275	-	-	275	604
Stock based compensation expense	6,016	5,739	6,026	17,529	15,762
International sales reorganization charges	-	-	(47)	-	(47)
Restructuring and other costs, net	12	(154)	3,539	(572)	3,539
Gain on asset sale	-	-	(247)	-	(247)
Patent settlements, net	-	-	-	695	-
Provision (benefit) for income taxes	10,300	16,378	35,667	36,839	52,602
Non-GAAP Net Income	$58,103	$55,330	$112,800	$150,275	$182,451

Earnings Per Share Reconciliation
GAAP Diluted earnings per share	$0.63	$0.50	$0.99	$1.45	$1.60
Effect of Amortization of acquisition intangibles	-	-	-	-	0.01
Effect of Stock based compensation expense	0.10	0.09	0.09	0.27	0.23
Effect of Restructuring and other costs, net	-	-	0.05	(0.01)	0.05
Effect of Patent settlements, net	-	-	-	0.01	-
Effect of Provision (benefit) for income taxes	0.16	0.25	0.51	0.56	0.76

Non-GAAP Diluted earnings per share	$0.89	$0.84	$1.64	$2.28	$2.65

Operating Income Reconciliation
GAAP Operating Income	$52,786	$50,665	$106,129	$134,956	$167,025
GAAP Operating Profit	24%	27%	34%	24%	28%
Amortization of acquisition intangibles	275	-	-	275	604
Stock compensation expense - COGS	332	239	218	577	455
Stock compensation expense - R&D	2,834	2,158	3,234	7,846	7,574
Stock compensation expense - SG&A	2,850	3,342	2,574	9,106	7,733
International sales reorganization charges	-	-	(47)	-	(47)
Restructuring and other costs, net	12	(154)	3,539	(572)	3,539
Gain on asset sale	-	-	(247)	-	(247)
Patent settlements, net	-	-	-	695	-
Non-GAAP Operating Income	$59,089	$56,250	$115,400	$152,883	$186,636
Non-GAAP Operating Profit	27%	30%	37%	27%	31%

Operating Expense Reconciliation
GAAP Operating Expenses	$51,063	$48,783	$51,921	$147,839	$144,552
Amortization of acquisition intangibles	(275)	-	-	(275)	(604)
Stock compensation expense - R&D	(2,834)	(2,158)	(3,234)	(7,846)	(7,574)
Stock compensation expense - SG&A	(2,850)	(3,342)	(2,574)	(9,106)	(7,733)
International sales reorganization charges	-	-	47	-	47
Restructuring and other costs, net	(12)	154	(3,539)	572	(3,539)
Gain on asset sale	-	-	247	-	247
Patent settlements, net	-	-	-	(695)	-
Non-GAAP Operating Expenses	$45,092	$43,437	$42,868	$130,489	$125,396

CIRRUS LOGIC, INC.
CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 28,	Sep. 28,	Dec. 29,
	2013	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$74,690	$68,886	$87,452
Restricted investments	-	-	-
Marketable securities	215,792	199,423	60,717
Accounts receivable, net	109,535	97,640	170,683
Inventories	69,985	91,247	135,023
Deferred tax asset	33,155	38,398	53,140
Other current assets	25,662	23,978	21,775
Total Current Assets	528,819	519,572	528,790

Long-term marketable securities	37,115	40,254	-
Property and equipment, net	102,542	101,885	100,534
Intangibles, net	13,427	4,734	4,920
Goodwill	16,335	6,027	6,027
Deferred tax asset	17,354	16,638	36,466
Other assets	6,848	10,051	15,761
Total Assets	$722,440	$699,161	$692,498

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$60,493	$56,868	$95,493
Accrued salaries and benefits	13,937	16,894	13,752
Other accrued liabilities	12,881	6,313	13,992
Deferred income on shipments to distributors	4,998	4,858	5,579
Total Current Liabilities	92,309	84,933	128,816

Other long-term obligations	5,108	11,231	10,131

Stockholders' equity:
Capital stock	1,069,113	1,055,256	1,033,549
Accumulated deficit	(443,322)	(451,532)	(479,225)
Accumulated other comprehensive loss	(768)	(727)	(773)
Total Stockholders' Equity	625,023	602,997	553,551
Total Liabilities and Stockholders' Equity	$722,440	$699,161	$692,498

Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com